UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7
Singapore 768923		N/A
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 9, 2014, Avago Technologies Limited (the “Company”) held its 2014 Annual General Meeting (“2014 AGM”), at which its shareholders voted on the following matters:

(1)	To elect nine members to the Company’s board of directors (the “Board”);

(2)	To approve the re-appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and independent Singapore auditor for the fiscal year ending November 2, 2014 and to authorize the Audit Committee of the Board to fix its remuneration for services provided through the Company’s 2015 Annual General Meeting of Shareholders (the “2015 AGM”);

(3)	To approve the non-employee directors’ cash compensation for the period from April 10, 2014 through the date on which the 2015 AGM is held, and for each approximately 12-month period thereafter, as set forth in the notice of, and proxy statement relating to, the Company’s 2014 Annual General Meeting (together, the “Notice and Proxy Statement”);

(4)	To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers, as set forth in the Notice and Proxy Statement;

(5)	To approve the general authorization for the directors of the Company to allot and issue ordinary shares of the Company, as set forth in the Notice and Proxy Statement;

(6)	To approve the share purchase mandate authorizing the purchase or acquisition by the Company of up to 10% of its own issued ordinary shares, as set forth in the Notice and Proxy Statement (the “Share Purchase Mandate”);

(7)	To adopt the Avago Technologies Limited Executive Cash and Equity Incentive Award Plan (the “Executive Equity Plan”) and to authorize the Compensation Committee of the Board to implement and administer the Executive Equity Plan; and

(8)	To approve the Severance Benefit Agreement between the Company and Hock E. Tan, President and Chief Executive Officer, and a director, of the Company and the benefits that may be provided to Mr. Tan thereunder.

For each of these proposals a quorum was present. The votes cast in connection with such matters were as follows:

(1)	Election of Directors:

	Name	For	Against	Abstain	Broker Non-Votes
(a)	Hock E. Tan	224,499,990	79,807	257,718	7,802,119
(b)	John T. Dickson	223,250,860	1,328,155	258,500	7,802,119
(c)	James V. Diller	217,186,659	1,314,742	6,336,114	7,802,119
(d)	Lewis C. Eggebrecht	224,629,943	47,070	160,502	7,802,119
(e)	Bruno Guilmart	224,244,020	432,389	161,106	7,802,119
(f)	Kenneth Y. Hao	224,546,383	32,254	258,878	7,802,119
(g)	Justine F. Lien	224,542,568	36,430	258,517	7,802,119
(h)	Donald Macleod	222,542,007	2,037,530	257,978	7,802,119
(i)	Peter J. Marks	224,630,091	46,989	160,435	7,802,119

(2)	Re-appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes
231,093,681	1,391,526	154,427	0

(3)	Approval of Non-Employee Directors’ Cash Compensation:

For	Against	Abstain	Broker Non-Votes
224,205,796	215,951	415,768	7,802,119

(4)	Non-Binding, Advisory Vote to Approve Named Executive Officers’ Compensation

For	Against	Abstain	Broker Non-Votes
146,464,346	78,200,246	172,923	7,802,119

(5)	Approval of General Authorization for Directors to Issue Shares:

For	Against	Abstain	Broker Non-Votes
218,616,111	13,777,541	245,982	0

(6)	Approval of the Share Purchase Mandate:

For	Against	Abstain	Broker Non-Votes
231,843,333	304,284	492,017	0

(7)	Adoption of the Avago Technologies Limited Executive Cash and Equity Incentive Award Plan

For	Against	Abstain	Broker Non-Votes
88,323,978	130,266,658	6,246,879	7,802,119

(8)	Approval of Severance Benefit Agreement

For	Against	Abstain	Broker Non-Votes
223,248,017	462,879	1,126,619	7,802,119

Each of the proposals was approved by the Company’s shareholders except for Proposal 7 (adoption of the Executive Equity Plan). As a result, the Executive Equity Plan will not be implemented by the Company.

Mr. Eggebrecht, who joined the Board immediately effective upon his election as a director at the 2014 AGM, will participate in the non-employee director compensation arrangements generally applicable to all of the Company’s non-employee directors, as disclosed in the Notice and Proxy Statement. Under the terms of those arrangements, Mr. Eggebrecht received an initial equity grant with a notional target fair market value of $500,000, consisting of an option to purchase 15,361 ordinary shares of the Company and 5,120 restricted share units of the Company, on April 9, 2014, his first date of service as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 10, 2014

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Chief Financial Officer